EXHIBIT 10.1

THIRD AMENDMENT TO LICENSE AGREEMENT

This Third Amendment (the “Third Amendment”) to the License Agreement (the “Agreement”) dated July 4, 2012, by and among Clearside Biomedical, Inc., a Delaware corporation having a principal place of business at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005 (“Clearside” or “COMPANY”), Emory University, a nonprofit Georgia corporation having offices located at 1599 Clifton Road NE, 4th Floor, Mailstop 1599/001/ l AZ, Atlanta, Georgia 30322 (“Emory”) and the Georgia Tech Research Corporation, a nonprofit corporation with offices located at offices located at 505 10th Street NW, Atlanta, Georgia 30332-0415 (“GTRC” and together with Emory, “LICENSOR”) is effective this 1st day of April, 2018 (the “Third Amendment Effective Date”).

WHEREAS, Emory and/or GTRC have made joint advances to the technology licensed pursuant to the Agreement;

WHEREAS the parties have made prior amendment to the Agreement on or around April 2, 2014 (the “First Amendment”), and on or around December 12, 2016 (the “Second Amendment”), in order to include patents that may issue based on U.S. Provisional Patent Application Serial No. 61/918,992 (the “2014 Patent Application”) and U.S. Provisional Patent Application Serial No. 62/364,470 (the “2016 Patent Application”) as “Licensed Patents” under the Agreement;

WHEREAS, the parties also desire to treat any patent applications and patents that may be Prosecuted and Maintained by LICENSOR claiming any invention (the “2017 Invention”) described in that certain Georgia Tech Research Corporation Invention Disclosure Form, titled “Targeted drug delivery methods using a microneedle”, attached hereto as Appendix A and incorporated herein by reference (collectively, the “2017 IDF-Related Patents”) as “Licensed Patents” under the Agreement; and

WHEREAS, in connection with such advances, the parties hereto wish to make certain changes to the Agreement.

NOW THEREFORE, in consideration of the promises, undertakings and covenants set forth in this Third Amendment, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties agree as follows:

1.	2017 Invention Know-How and 2017 IDF-Related Patents.

a.

Any techniques, technology, prototypes, data, methods, and other information known to the Inventors of the 2017 IDF-Related Patents and owned by LICENSOR as of the Third Amendment Effective Date that is reasonably necessary to practice the 2017 IDF-Related Patents and that is disclosed but not claimed in a patent or patent application shall, promptly following the Third Amendment Effective Date, be (i) disclosed to COMPANY, and (ii) included as “Licensed Know-How” under the Agreement.

b.

Any and all 2017 IDF-Related Patents and any rights, titles, or interests in or to such 2017 IDF-Related Patents shall constitute “Licensed Patents” under the Agreement.  Appendix B of the Agreement (as amended by the First Amendment and Second Amendment) shall, without the need for any subsequent signatures by any of the parties, be amended to include reference(s) to the 2017 IDF-Related Patents promptly following each applicable patent office assigning a patent application serial number or patent serial number to such 2017 IDF-Related Patents.

2.

Additional License Fee. As consideration for the license granted to COMPANY with respect to the 2017 IDF-Related Patents, COMPANY shall pay LICENSOR a license fee in the amount of fifteen thousand ($15,000) Dollars within thirty (30) days of the Third Amendment Effective Date.

3.

Deletion of Section 2.5.6.  The parties (i) acknowledge and agree that COMPANY has fully and satisfactorily performed all of its obligations pursuant to Section 2.5.6 of the Agreement, and (ii) agree that section 2.5.6 of the Agreement is hereby deleted in its entirety.

4.

Representations and Warranties.  Subject to the disclaimers under the Agreement (including, without limitation, the disclaimer set forth in Section 9.2 of the Agreement), GTRC hereby represents that the representations set forth in Section 9.1 of the Agreement are complete and accurate with respect to the 2017 IDF-Related Patents and the Licensed Know-How described in Section 1.a of this Third Amendment, as of the Third Amendment Effective Date.

5.

No Default.  Each Party acknowledges and agrees that as of the Third Amendment Effective Date, to its actual knowledge,  no event has occurred, is continuing, or would result from the  execution of this Third Amendment that constitutes a breach of the Agreement.

6.	Miscellaneous.
6.1.	Defined Terms. Capitalized terms undefined herein shall have the meaning ascribed to them in the Agreement.
6.2.

No Other Amendment; Effectiveness.  Except as expressly amended herein, the Agreement, as amended by the First Amendment and the Second Amendment, remain in full force and effect according to their original terms.

6.3.	Governing Law. This Third Amendment shall be construed under and governed by the laws of the State of Georgia and the United States of America.
6.4.

Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render the Agreement, as amended by this Third Amendment, illegal, invalid, or unenforceable. If any provision or portion of any provision of this Third Amendment, not essential to the commercial purpose of the Agreement, as amended by this Third Amendment, shall be held to be, or to cause the Agreement, as amended by this Third Amendment, to be illegal, invalid, or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions thereof, shall remain in full force and effect.  To the extent legally permissible, any illegal, invalid or unenforceable provision of the Agreement, as amended by this Third Amendment, shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision.

6.5.	Counterparts. This Third Amendment may be executed electronically and in counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument.

Signature page follows

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives as of the Third Amendment Effective Date.

EMORY UNIVERISTY	GEORGIA TECH RESEARCH CORPORATION

By: /s/ Todd Sherer, PhD, CLP	By: /s/Lauren Maclanahan
Name: Todd Sherer, PhD, CLP	Name: Lauren Maclanahan
Title: Asst VP Research & Exec Dir	Title: Sr Director
Date: March 29, 2018	Date: March 26, 2018

By: /s/ Kevin Wozniak
Name: Kevin Wozniak
Title: Asst Sec, GTRC
Date: March 26, 2018

CLEARSIDE BIOMEDICAL, INC.

By: /s/ Daniel H. White
Name: Daniel H. White
Title: President & CEO
Date: March 30, 2018

APPENDIX A

Information Disclosure Form